UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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THE L.S. STARRETT COMPANY
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE L.S. STARRETT COMPANY
121 Crescent Street
Athol, Massachusetts 01331
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
November 8, 2023
NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders (the “Annual Meeting”) of The L.S. Starrett Company (the “Company”) will be held at the Company's offices at 121 Crescent Street, Athol, Massachusetts on Wednesday, November 8, 2023 at 10:00 a.m. ET.
The Annual Meeting is being held for the following purposes:
1.To elect a class of currently two directors, to hold office for a term of three years and until his successor is chosen and qualified;
2.To hold a non-binding advisory vote on the compensation of named execute officers for fiscal 2023;
3.To hold a non-binding advisory vote on the frequency of future advisory votes on the compendation of named executive officers;
4.To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2024; and
5.To consider and act upon any other matter that may properly come before the meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed August 25, 2023 as the record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and to receive notice thereof. The transfer books of the Company will not be closed.
You are requested to execute and return the enclosed proxy, which is solicited by the Board of Directors of the Company.

Athol, Massachusetts	/s/ THOMAS DANIELSKI, Clerk
September 29, 2023
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE OR, ALTERNATIVELY, COMPLETE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED IN THE ENCLOSED INSTRUCTIONS. IF YOU DESIRE TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on November 8, 2023. The Notice of Annual Meeting, Proxy Statement and Annual Report are available at:
Proxy: http://www.starrett.com/u?Proxy
Annual Report: http://www.starrett.com/u?Annual_Report
If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the Annual Meeting. If you do not instruct your broker on how to vote, your shares will not be voted on these matters.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
OF
THE L.S. STARRETT COMPANY
121 CRESCENT STREET
ATHOL, MASSACHUSETTS 01331
The enclosed form of proxy and this Proxy Statement have been mailed to stockholders on or about September 29, 2023 in connection with the solicitation by the Board of Directors of The L.S. Starrett Company (the “Company”) of proxies for use at the Annual Meeting to be held at the Company's offices at 121 Crescent Street, Athol, Massachusetts on Wednesday, November 8, 2023, at 10:00 a.m. ET., or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
It is the intention of the persons named as proxies to vote shares represented by duly executed proxies for the proposals described in this Proxy Statement unless contrary specification is made. Any such proxy may be revoked by a stockholder at any time prior to the voting of the proxy by a written revocation received by the Clerk of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. A proxy, when executed and not so revoked, will be voted at the meeting, including any adjournments thereof; and if it contains any specifications, it will be voted in accordance therewith. If no choice is specified, proxies will be voted in favor of the proposals described in this Proxy Statement.
Stockholders of record at the close of business on August 25, 2023 are entitled to vote at this meeting. On that date, the Company had outstanding and entitled to vote 6,872,127 shares of Class A Common Stock (the “Class A Stock”) and 555,847 shares of Class B Common Stock (the “Class B Stock” and together with the Class A Stock, the “Common Stock”). Each outstanding share of Class A Stock entitles the record holder thereof to one vote and each outstanding share of Class B Stock entitles the record holder thereof to ten votes. The holders of Class A Stock are entitled to elect 25% of the Company’s directors to be elected at each meeting and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining directors to be elected at the meeting. Except for the foregoing and except as provided by law, all actions submitted to a vote of stockholders will be voted on by the holders of Class A Stock and Class B Stock voting together as a single class. The Company’s Board of Directors is divided into three classes with one class to be elected at each annual meeting of stockholders.

I.ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at seven but currently has six directors. Board members are designated as follows; Christopher C. Gahagan and Thomas J. Riordan serve as Class I Directors; Douglas A. Starrett and Deborah R. Gordon serve as Class II Directors; Charles J.Alpuche and Scott W. Sproule serve as a Class III Directors. Each director is to serve until his or her successor is chosen and qualified. Each director’s term is three years.

The name and age, as of August 22, 2023, of the nominees for director proposed by the Board of Directors, their principal occupation, the significant business directorships they hold, and the years in which they first became directors of the Company are as follows:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class I Director to be elected by Class A Stockholders:

Thomas J. Riordan (67)
From 2011 until retirement in 2018, Mr. Riordan was President and CEO of Neenah Enterprises, Inc., a designer and major manufacturer of castings and forgings. From 2007-2011, Mr. Riordan was President and Chief Operating Officer of Terex Corporation, a NYSE-listed global construction equipment manufacturing company. From 1996-2007, He served in numerous positions, including Executive Vice President and COO of SPX Corporation, a NYSE-listed multinational capital goods manufacturer. From 1979-1996 he worked in various management positions with four different manufacturing companies. We believe his experience provides a deep understanding of the key issues facing manufacturers in the 21st century as well as how to manage the regulatory requirements of a publicly traded company, which qualifies him to serve on the Board.
		2017	2023

Class I Director to be elected by Class A & B Stockholders:

Christopher C. Gahagan (59)	From 2018-2020, Mr. Gahagan and his wife founded a non-profit foundation whose mission is dedicated to expanding STEM and Trade career opportunities for underserved and underrepresented populations. From 2015-2017, he was President and CEO of Symbotic LLC, an early stage company in automation technology for the warehouse and distribution industry. From 2009-2015, he was Senior Vice President of Avid Technologies, a technology company that develops hardware and software for digital media. From 2002-2009, he was Senior Vice President of EMC Corporation, a designer and manufacturer of computer hardware and software. Prior to 2002, he held software architect, designer and developer positions with large companies. We believe his experience provides a strong technology background for the Board and management which helps facilitate software integration in our products and processes, which qualifies him to serve on the Board.	2017	2023

It is the intention of the persons named in the proxy to vote for the election of the two persons named above as Class I Directors, to hold office for a term of three years and until his or her successor is chosen and qualified.

The following tables set forth the names and ages as of August 22, 2023 of the Class II Directors continuing in their positions and offices with the Company, their positions and offices with the Company, if applicable, their principal occupations, the significant business directorships they hold, the years in which they first became directors of the Company and the years that their current term in office expires:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class II Directors:

Douglas A. Starrett (71)	Since 2001, Mr. Starrett has served as President and Chief Executive Officer of the Company. Prior to 2001, he was President of the Company. Mr. Starrett started his career with the Company in 1976 as an apprentice toolmaker and has been promoted to positions of increasing responsibility in engineering, operations and management. We believe Mr. Starrett’s broad exposure to both domestic and international operations and markets provides an in-depth understanding of our business and its culture and qualifies him to serve on the Board.	1984	2024

Deborah R.Gordon (53)	Since 2014, Ms.Gordon has served as Vice President, Investor Relations of Insulet Corporation (“Insulet”) and oversaw Corporate Communications from 2014 through 2019. Prior to joining Insulet, Ms. Gordon served in a number of roles of increasing responsibility during her 10 years at Hologic, Inc. and Cytyc Corporation (which merged with Hologic in 2007), notably seven years as Hologic’s Vice President, Investor Relations and Corporate Communications and prior, as Assistant Corporate Controller and Director of SEC Reporting and Technical Accounting at Cytyc. Prior to joining Cytyc, Ms. Gordon served in the audit practice at Deloitte & Touche LLP for 11 years. She also served as a member of the Audit and Compliance Committee of Atrius Health for six years. She is a Certified Public Accountant and earned her B.A. in Business Administration, with double concentrations in Accounting and Economics, from Clark University. We believe her financial and business management acumen makes her well suited to serve on the Board.	2020	2024
The following tables set forth the names and ages as of August 22, 2023 of the Class III Directors continuing in their positions and offices with the Company, their positions and offices with the Company, if applicable, their principal occupations, the significant business directorships they hold, the years in which they first became directors of the Company and the years that their current term in office expires:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class III Directors:

Scott W. Sproule (53)	Mr. Sproule served as Vice President, Chief Financial Officer and Treasurer of SPX Corporation (“SPX”) since 2015 until his retirement in 2020. He joined SPX in 2005 and has held a variety of leadership positions across the corporation in both corporate as well as multiple segments. Prior to joining SPX, Mr. Sproule began his finance career at PricewaterhouseCoopers in auditing, and held a series of financial management roles at Eastman Kodak Company and Corning, Incorporated. He is a Certified Public Accountant and earned his B.S. in Accounting from Robert Morris University. We believe Mr. Sproule’s financial and business management acumen makes him well suited to lead our Audit Committee and qualifies him to serve on the Board.	2020	2025

Charles J. “Chuck” Alpuche (63)
Mr.Alpuche has served as the Executive Vice President and Chief Operating Officer of Insulet Corporation since February 2019. Since 2016, he has served as Executive Vice President and Senior Vice President in several operational leadership roles for Insulet. Prior to that, from 2012 – 2016, Mr. Alpuche served as an independent consultant for both domestic and international companies in the food, beverage and chemical industries. Previously, he spent thirty years at PepsiCo in leadership roles of increasing responsibility overseeing domestic and international plant operations. Earlier in his career at PepsiCo, he held a number of management roles in plant operations, product management and quality control. Mr. Alpuche also served as PepsiCo’s Senior Vice President of North America Beverages, and before that he held the position of Vice President and General Manager, Concentrate Operations, Asia and Americas. Mr. Alpuche holds a Bachelor of Science in Business Administration from Delaware Valley College and obtained an Executive Master of Science in Organizational Management from the University of Pennsylvania. We believe Mr. Alpuche’s experience in various industries and role in overseeing plant operations as well as his leadership positions held at global companies qualifies him to serve on the Board.
		2022	2025
The Board of Directors has determined that Messrs. Gahagan, Riordan, Sproule, Alpuche and Ms Gordon are “independent” directors, as defined by the applicable New York Stock Exchange rules.
Directors' Competency
Our directors play a critical role in overseeing the strategic direction and management of the Company. Board candidates are considered based on a broad breadth of professional skills, experiences, and financial acumen. They must possess a global perspective, personal integrity, sound judgment, and social and community awareness. However, in selecting qualified and competent directors, it is important to understand that our Company is a manufacturing business. Therefore, we look for candidates that have expertise and in-depth knowledge in the manufacturing field and our distribution channels. As a small public company, we also look for Board members who possess specific experiences that augment areas where we may have limited expertise.
Collectively our current members of the Board meet all the above criteria. The Board of Directors believes that the composition of the Board provides a good balance between the business expertise and the appropriate social perspective to ensure that the business is operating with concern for the long-term interest of our stockholders, employees, and the community. Our directors have demonstrated that they have the time to devote to Board activities and to execute their fiduciary duties to the Company and its stockholders.

GENERAL INFORMATION RELATING TO THE BOARD
OF DIRECTORS AND ITS COMMITTEES
The Board of Directors held seven meetings during the fiscal year ended June 30, 2023 (“fiscal 2023”) of which all Directors attended all meetings. The Compensation Committee met four times and all members attended, with the exception of the May 17, 2023 meeting missed by Mr. Alpuche. The Governance & Nominating Committee had four meetings and all members attended. The Audit Committee held five meetings and all members attended. The Company’s non-management directors met in executive session without management participation five times during fiscal 2023. Mr. Riordan chairs the executive sessions as the lead independent director, as appointed in March 2020. A regular board meeting is traditionally held immediately following the annual meeting of stockholders but the Board does not have a policy requiring the attendance by the directors at the Annual Meeting. Five of the directors attended the 2022 annual meeting, which was not attended by Mr. Alpuche and was held on October 19, 2022.
Douglas A. Starrett currently serves as Chief Executive Officer and Chairman of the Board of Directors. Mr. Starrett has worked for the Company for the past 47 years. The Board believes that Mr. Starrett’s breadth of experience and unique understanding of the corporate culture are important assets in executing the duties of Chief Executive Officer and Chairman. The advantage of the combined duties contributes to more effective and streamlined implementation of strategy and creates direct accountability. The Board believes that Mr. Starrett’s in-depth knowledge of manufacturing and the industrial markets, combined with his international experience, allow Mr. Starrett to provide strong leadership and direction for the Company. Whether the same leadership structure will be selected when our Chief Executive Officer’s tenure with the Company ends is a matter that the Board feels should be evaluated at that time in light of the skills and experience of the Chief Executive Officer and other relevant considerations.
As noted above, in March 2020 Mr. Riordan was appointed lead independent director. As lead independent director, Mr. Riordan provides independent oversight and promotes effective communication between the Board and management, including Mr. Starrett. Our lead independent director role includes, among others, presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, facilitating discussion and open dialogue among the independent directors during meetings of the Board, executive sessions, and otherwise, serving as principal liaison between the independent directors and the Chairman and coordinating with the Chairman to set the agenda for meetings of the Board. The lead independent director also performs such additional duties as the Board may otherwise determine and delegate.
The role of the Board in managing risk at the Company is to have ultimate oversight for the risk management process. Management has day-to-day responsibility for the identification and control of risk facing the Company including timely identifying, monitoring, mitigating and managing those risks that could have a material effect on the Company. Further, management has the responsibility to report these risks as they arise to the Board and its committees and the Company’s auditors. The Board has delegated certain risk assessment responsibilities to its audit committee (the “Audit Committee”), its compensation committee (the “Compensation Committee”), its corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”) and its executive committee (the “Executive Committee”). The responsibilities of each of these committees are described below.

The Board currently has six members and the Company is currently recruiting to fill the seventh director position. The Board reconstituted each of the Board committees effective July 1, 2022.

For fiscal 2023, the members of the Audit Committee were Messrs. Sproule (Chair), Riordan and Ms. Gordon. The Board has determined that each current member of the Audit Committee is independent, as defined by the applicable New York Stock Exchange rules. In general, the Audit Committee recommends to the Board the independent auditors to be selected and confers with the Company’s independent auditors to review the audit scope, the Company’s internal controls, financial reporting issues, results of the audit and the range of non-audit services. Also see section “II. Relationship with Independent Auditors” below. The Audit Committee also oversees the Company’s internal audit function. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.starrett.com.
The members of the Compensation Committee during fiscal 2023 were Messrs. Gahagan (Chair), Alpuche and Ms. Gordon. The Board of Directors has determined that each member of the Compensation Committee is independent, as defined by the applicable New York Stock Exchange rules. The function of the Compensation Committee is to review the compensation of key management personnel and to set the Chief Executive Officer’s compensation. The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.starrett.com.
The members of the Corporate Governance and Nominating Committee during fiscal 2023 were Messrs. Riordan as the Chair, and Messrs. Gahagan and Sproule. The Board has determined that each member of the Corporate Governance and

Nominating Committee is independent as defined by the applicable New York Stock Exchange rules. The Corporate Governance and Nominating Committee is responsible for recommending to the Board diverse nominees for director and for the Company’s corporate governance practices. The Corporate Governance and Nominating Committee recommends to the Board individuals as director nominees who, in the opinion of the Committee, have high personal and professional integrity, have experience that is of particular relevance to the Company, have sufficient time available to devote to the affairs of the Company, and who will be effective, in conjunction with the other nominees and members of the Board, in collectively serving the long-term best interests of the stockholders. The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Company’s website at www.starrett.com.
The Corporate Governance and Nominating Committee’s process for identifying and evaluating director candidates, including candidates recommended by stockholders, includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, such as executive officers of public companies, considering proposals from a number of sources, such as the Board of Directors, management, employees, stockholders, industry contacts and sometimes engages a third-party firm to expand the committee's search for candidates and compile information about potential candidates. Mr. Alpuche, who was first elected as director on the Board on July 20, 2022, was initially introduced to the Corporate Governance and Nominating Committee by Deborah Gordon. The Committee has adopted a policy with respect to submission by stockholders of candidates for director nominees, which is available on the Company’s website at www.starrett.com. The Committee will consider up to two candidates each year recommended by stockholders under this policy. Any stockholder or group of stockholders (referred to in either case as a “Nominating Stockholder”) that, individually or as a group, have beneficially owned at least 5% of the Company’s voting power for at least one year prior to the date the nominating stockholder submits a candidate for nomination as a director may submit in writing one candidate to the committee for consideration at each stockholder meeting at which directors are to be elected but not later than the 120th calendar day before the first anniversary of the date that the Company released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be sent to The L.S. Starrett Company, Attention: Clerk, 121 Crescent Street, Athol, Massachusetts 01331. The recommendation must include specified information about and the consent and agreement of the candidate. There are no differences in the manner in which the Committee evaluates candidates for director whether an individual is recommended by a stockholder or otherwise. The Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources. In addition, stockholders may nominate individuals for election as director at the Company’s next annual meeting in accordance with the procedures described in Section 3.11 of the Company’s By-laws.
The members of the Executive Committee during fiscal 2023 were Messrs. Starrett, Tripp and Riordan. The Executive Committee may exercise most Board powers during the period between Board meetings.
The annual director retainer fee for fiscal 2023 was set at $45,000. In addition, the Chairmen of the Audit (Sproule), Compensation (Gahagan) and Governance and Nominating Committees (Riordan) received an additional fee of $15,000, $10,000 and $7,750, respectively. Mr. Riordan also received an additional fee of $6,000 for serving as the Lead Director.
Non-management directors may elect to defer part or all of their director’s compensation, in which event such deferred compensation and interest thereon will generally be payable in four equal installments after they cease to be a director.
The Board of Directors as a whole evaluates and approves any transactions with related parties. The Company has not adopted a written policy or procedure used to evaluate and approve transactions with related parties. Instead, transactions are considered by the Board of Directors at meetings or through written consents.
There have not been any transactions, or proposed transactions, during the last two fiscal years, to which the Company was or is to be a party, in which any director or executive officer of the Company, any nominee for election as a director, any security holder owning beneficially more than 5% of the Common Stock of the Company, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.
Compensation Committee Interlocks and Insider Participation
During fiscal 2023, Messrs. Gahagan (Chair) and Alpuche and Ms. Gordon served on the Compensation Committee. No member of the committee is a present or former officer or employee of the Company or any of its subsidiaries or had any business relationship or affiliation with the Company or any of its subsidiaries (other than their service as a director) requiring disclosure in this proxy statement.

A.Audit Committee Report
The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee. The Audit Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. It is composed solely of members who are independent, as defined by the applicable rules of the New York Stock Exchange and under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Sproule and Ms. Gordon are “audit committee financial experts” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee is chaired by Mr. Sproule who is a certified public accountant and is a retired Chief Financial Officer and Treasurer of a large publicly traded company. Further, Ms. Gordon, is also an "audit committee financial expert." She is a certified public accountant, is currently Vice President Investor Relations at Insulet Corporation, and formerly Assistant Corporate Controller as well as Director of SEC Reporting and Technical Accounting at a publicly traded company.
Management has the primary responsibility for the financial statements and the financial reporting process. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board. In this regard, the Audit Committee helps to ensure the independence of the Company’s auditors, its internal audit function, and the integrity of management and the adequacy of disclosure to stockholders. Representatives of the Company’s independent auditors, Grant Thornton LLP, and financial management and other management personnel have unrestricted access to the Audit Committee.
The Company’s independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with accounting principles generally accepted in the United States. In addition, the Company’s independent auditors are responsible for auditing the Company’s internal controls over financial reporting. The Company’s independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board.
For fiscal 2023, management, Grant Thornton LLP and the Audit Committee met five times including meetings to discuss the Company’s annual and quarterly earnings reports and financial statements prior to each public release of such reports or statements. With respect to fiscal 2023, the Audit Committee met prior to the issuance of the Company’s Annual Report on Form 10-K, to:
•review and discuss the audited financial statements and audit of internal controls with the Company’s management;
•discuss with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees Concerning Independence;
•discuss with Grant Thornton LLP its independence and receive from Grant Thornton LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence.
Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for filing with the SEC.
The Audit Committee has considered and determined that the provision of the non-audit services provided by Grant Thornton LLP is compatible with maintaining the auditor’s independence. There were no services provided by Grant Thornton LLP in fiscal 2023 or fiscal 2022 other than the services included in “Audit Fees” and “Tax Fees.”
The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2023 and intends to submit such recommendation to the Company’s stockholders for ratification (but not for approval) at the Annual Meeting.

Audit Committee	Scott W. Sproule, Chairman
Thomas J. Riordan
Deborah R. Gordon
This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the

Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

B.Audit Fees and Audit Committee Pre-Approval Policy
Audit Fees
The following table sets forth the approximate aggregate fees billed to the Company for the fiscal years ended June 30, 2023 and June 30, 2022 by the Company’s independent auditors, Grant Thornton LLP, in each of the last two fiscal years:

Fee Category	Fiscal 2023 Fees	Fiscal 2022 Fees
Audit fees	$1,238,162	$955,340
Tax fees	$214,950	201,192
All other fees	—	—
Total fees	$1,453,112	$1,156,532
“Audit Fees” were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2023 and fiscal 2022 do not include services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting. .
“Tax Fees” were for professional services for federal, state and international tax compliance, tax advice and tax planning.
There were no services provided by Grant Thornton LLP in fiscal 2023 or fiscal 2022 other than the services included in “Audit Fees” and “Tax Fees.”
In making its determination regarding the independence of Grant Thornton LLP, the Audit Committee considered whether the provision of the services covered in the sections entitled “All Other Fees” and “Tax Fees” was compatible with maintaining such independence. All of the work performed by Grant Thornton LLP was performed by full-time employees of the firm.
No fees were paid to Grant Thornton LLP for financial information systems design or implementation services during fiscal 2023 or fiscal 2022 .
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditors’ independence. These services may include audit services, audit-related services, tax services and other services. In addition to generally pre-approving, on a case-by-case basis, services provided by the independent auditors, the Audit Committee has adopted a policy for the pre-approval of certain specified services, which may be provided by the independent auditors. Under this policy, the Audit Committee has pre-approved the auditors’ engagement letter for the provision of certain services. These services set forth in the engagement letter have been identified in a sufficient level of detail so that management will not be called upon to make judgment as to whether a proposed service fits within the scope of the engagement letter. Pursuant to the policy, the Audit Committee is informed of the auditors’ provision, if any, of a pre-approved service on a periodic basis and the auditor’s report to the Audit Committee the fees for any services performed under this pre-approval policy. The Audit Committee pre-approved all fees paid to Grant Thornton for each of the last two years.

C.Executive Officers of the Company
The following table sets forth the names of the executive officers of the Company, their positions and ages as of August 25, 2023:

Name	Age	Position
Douglas A. Starrett	71	President, Chief Executive Officer and Director
John C. Tripp	61	Chief Financial Officer and Treasurer
Emerson T. Leme	62	Vice President Industrial Products North America
Christian Arntsen	56	Vice President Industrial Products International
David T. Allen	54	Vice President Starrett Metrology Systems
Mr. Starrett’s background is described above under “I. Election of Directors.”
John C. Tripp was appointed Chief Financial Officer and Treasurer, effective November 4, 2019. Prior to joining the Company, Mr. Tripp served as Chief Financial Officer of the IWIS Group, The Americas, since 2012, and prior to that, Divisional Chief Financial Officer of The Stanley Works – Healthcare Solutions, from 2008 to 2012. Mr. Tripp earned a BA in Economics from Harvard University and an MBA from Boston University.
Emerson T. Leme was appointed Vice President Industrial Products North America effective July 2019 and prior to that he was Head of Metrology Equipment since 2016. Emerson joined the Company in 2004 as the General Manager of Starrett China. Previously, Mr. Leme worked as manufacturing consultant in 2004, as Latin America Operations Director for Steelcase Co. from 2001 to 2003 and from 1984 to 2001 he held several positions of increasing responsibility including Manufacturing Manager at Toledo do Brazil, then a subsidiary of Mettler-Toledo. Mr. Leme holds a Bachelor’s degree in mechanical engineering from FEI – Faculdade de Engenharia Industrial, São Bernando, Brazil and a MBA from Fundação Getulio Vargas, São Paulo, Brazil with an extension at The University of Chicago Graduate School of Business.
Christian Arntsen was appointed Vice President Industrial Products International effective July 2019 and prior to that was President of Starrett Brazil since July 2018. He has been working for the Company since 2000 in various International Sales and Marketing roles including Export Sales Manager Latin America as well as Marketing Director. Mr. Arntsen previously worked for Norton, Construction Products Division, a Saint Gobain Abrasives Company in Atlanta, GA, USA from 1996 to 2000 as a Latin American Export Sales Manager and Regional Sales Manager, South-East, NA. Mr. Arntsen earned a Bachelor’s degree in Economics from Pontifícia Universidade Católica, São Paulo, Brazil and an MBA from Fundação Getulio Vargas, São Paulo, Brazil.
David T. Allen was appointed Vice President, Starrett Metrology Systems effective November 18, 2019. Prior to joining the Company, Mr. Allen led the Process Systems business for Mott Corporation from 2016-2019. From 2002-2015, he held a variety of general and commercial management roles in the US, China and Europe with the Danaher Corporation. Earlier in his career, Mr. Allen was a Manager with the Boston Consulting Group and a US Army officer. Mr. Allen holds a BS in Economics and a BA in History from the University of Pennsylvania and an MBA from the Tuck School at Dartmouth.
The President and Treasurer of the Company hold office until the first meeting of the directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified, and each other officer holds office until the first meeting of directors following the next annual meeting of stockholders, unless a shorter period shall have been specified by the terms of his election or appointment or, in each case, until he sooner dies, resigns, is removed or becomes disqualified. There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any executive officer during the past ten years.

D.Executive and Director Compensation
The section provides an overview of our executive compensation program and philosophy and discusses the compensation paid during fiscal 2023 to our named executive officers (“NEOs”). For fiscal 2023, our NEOs consisted of the following three individuals: Douglas A. Starrett, John C. Tripp, and Emerson T. Leme.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($) (c)	Total ($)
Douglas A. Starrett	2023	460,000	119,105	84,525	19,110	682,740
President, Chief Executive Officer, and Director	2022	437,500	124,850	155,226	19,807	737,383

John C. Tripp	2023	320,000	71,474	40,838	12,799	445,111
Chief Financial Officer and Treasurer	2022	291,200	73,775	79,235	13,836	458,046

Emerson T. Leme	2023	260,000	47,631	89,700	10,755	408,086
Vice President Industrial North America	2022	252,000	56,750	35,759	12,209	356,718

(a) The amounts in this column represent the grant date fair value of performance-based restricted stock units and restricted stock units granted during each of fiscal 2023 and fiscal 2022 computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was calculated by multiplying the number of restricted stock units subject to the award by the closing price of a share of common stock on the grant date (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with FASB ASC Topic 718 and, with respect to performance-based restricted stock units, was determined based on the probable/maximum outcome of the performance conditions with each grant having two year vesting. For the performance shares granted on September 7, 2022, had the performance conditions been met in fiscal 2023, the aggregate grant date fair value of performance-based restricted stock unit awards would have been $119,105, $71,474, and $47,673 for each of Messrs. Starrett, Tripp, and Leme, respectively. For the performance shares granted on October 13, 2021 had the performance conditions been met in fiscal 2022, the aggregate grant date fair value of performance-based restricted stock unit awards would be $124,850, $73,775, and $56,750 for each of Messrs. Starrett, Tripp, and Leme, respectively. The Company did not achieve the applicable performance targets for performance-based restricted stock units with two year vesting criteria based on fiscal 2023 or fiscal 2022 performance. For a detailed description of the assumptions used for purposes of determining fair value, see Note 4 to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended June 30, 2023.
(b) The amounts reported in this column represent the annual incentive bonuses earned by our NEOs under our FY23 Cash Bonus Plan and FY22 Cash Bonus Plan, Respectively. Company performance targets were partially met for fiscal 2023 and fiscal 2022.
(c) The amounts reported in this column represent employer matching contributions to the 401(k) plan.
Overview
Although the Company is a small to mid-sized manufacturer, the Compensation Committee understands that the Company’s breadth of product, global operating presence and brand equity demands that the business be managed by highly competent personnel in order to meet the challenges and the continually changing landscape of today’s global economy. The Company’s executives require the same talents as executives at much larger organizations and must be motivated, versatile and experienced in order for the Company to prosper in the future. To that end, the Company must recruit, retain and reward qualified executive talent in order to build long-term stockholder value and a sustainable business for the benefit of all stakeholders.
The Compensation Committee is responsible for reviewing and setting the compensation of the Company’s Chief Executive Officer (“CEO”) and for recommending to the full Board of Directors the compensation for the Company’s other NEOs.
In fiscal 2023, the Compensation Committee engaged Aon, an executive compensation consulting firm, to benchmark total executive compensation for the CEO and the other NEOs against the competitive marketplace using a new peer group of similarly situated companies. Key factors that were considered in identifying the peer group included industry focus, total sales, headcount, operating income and market capitalization. The following peer group of 16 companies was then recommended by Aon and adopted by the Compensation Committee: Acme United, Amprco-Pittsburgh, Ascent Industries Co., Badger Meter, Hurco

Companies, Iteris, L.B. Foster Company, Manitex, NN, Paul Mueller Company, Perma-Pipe, PowerFleet, The Eastern Company, Twin Disc, Universal Stainless & Alloy Products, and Vishay Precision Group.
The Compensation Committee has the opportunity to work closely with each NEO during the year at various board and committee meetings and has a good understanding and working knowledge of each officer’s contributions and talents. The Compensation Committee also discusses with the CEO the performance and contributions of the other NEOs and seeks his advice and recommendations when setting their compensation. The CEO is not present when the Compensation Committee discusses his compensation.
Our compensation practices are relatively simple, straightforward and transparent. Setting compensation is not done by a strict formula. It is a subjective judgment based on a number of factors. We do not look at the performance for just one year, but for a number of years, and consider the economic climate in all areas of the world where we operate. We look at how stockholders, employees and stakeholders at all locations have fared during these periods. In particular, we look at measures affecting stockholders’ equity such as sales revenues and net profit margins, which are key indicators of stockholder value. We also consider stock price movement, bearing in mind that the stock market is generally short-term oriented and subject to pressures that are not under the control of our NEOs.
For fiscal year 2023, NEO compensation consisted primarily of base salary, cash incentive compensation, and grants of awards under the 2021 Long Term Incentive Plan. In addition, in fiscal year 2023, long-term equity (stock) incentives were available to our NEOs and employees on the same basis through our employee stock purchase plan. In fiscal 2019, Radford (an AON company) recommended that the company target 60% of NEO compensation to be based upon salary and annual cash bonus and 40% to be based on long-term equity (stock) awards and we continued to follow that guidance in fiscal 2023.
We make judgments based on the considerations listed above and on competitive compensation at companies of similar size and in similar fields. We compare our compensation practices to those of our peer group companies, and we draw on our knowledge of the market cost of any executive who might have to be replaced. The Compensation Committee also periodically reviews various publicly available sources of compensation data. We believe that our executive compensation is generally lower than executive compensation paid by companies of similar size and in similar industry.
The five elements of our executive compensation program are:
•Base salary
•Cash incentive compensation
•Long-term incentives
•Retirement benefits
•Other compensation
These components are intended to encourage and achieve the purpose and philosophies of our executive compensation program set forth above. We have not adopted formal policies for allocation between long- and short-term, and cash- and non-cash, compensation. We seek a mix of all elements of compensation to achieve a total compensation package that is commensurate with an NEO’s position, responsibility and performance relative to his peers in other companies of similar size and in similar fields.
At the 2020 annual meeting of stockholders, the stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s NEOs. In addition, at the 2017 annual meeting of stockholders, the stockholders of the Company voted in favor of holding future advisory votes on the compensation paid to the Company’s NEOs every three years. The Compensation Committee considered the results of this vote and determined that, consistent with the majority vote of the Company’s stockholders, the Company will hold future non-binding stockholder advisory votes on the compensation of the Company’s NEOs every three years at the Company’s annual meeting of stockholders. Accordingly, the Company is seeking a non-binding, advisory vote on executive compensation from its stockholders at the 2023 annual meeting of stockholders. The Company is also seeking a non-binding, advisory vote from its stockholders on the frequency of future “say on pay” votes at the 2023 annual meeting of stockholders.
Base Salary

Base salary is the fixed component of an NEO’s cash compensation and should reflect the individual’s position and scope of responsibility, taking into consideration experience, tenure, long-term potential and the ability to assume additional responsibility.
The Compensation Committee reviews base salaries for the NEOs in June of each year or in connection with promotions. The base salary for each of our NEOs was increased for fiscal 2023. The following chart represents the base salaries for fiscal 2022 and fiscal 2023 of our NEOs,

Named Executive Officer	Fiscal 2022 base salary	Fiscal 2023 base salary
Douglas A. Starrett	$437,500	$460,000
John C. Tripp	$291,200	$320,000
Emerson T. Leme	$252,000	$260,000
Cash Incentive Compensation

Annual cash incentive compensation is variable pay for the NEOs to reward them for overall Company and individual performance in the key areas of sales, operational, and financial results. This component of incentive compensation is important to attract highly motivated and skilled executives. Under the FY23 Cash Bonus Plan, each NEO is eligible to earn an annual bonus calculated as a percentage of his base salary based upon the percentage level of achievement as compared to corporate performance goals. The table below shows the threshold, target and maximum percentages of base salary opportunity for each of our NEOs under the FY23 Cash Bonus Plan, which were not increased from those under the FY22 Cash Bonus Plan:

	Fiscal 2022 Cash Bonus Plan (% of Base Salary)			Fiscal 2023 Cash Bonus Plan (% of Base Salary)
Title	Threshold	Target	Max	Threshold	Target	Max
CEO	15%	80%	100%	15%	80%	100%
CFO	15%	55%	75%	15%	55%	75%
VP North America	15%	50%	70%	15%	50%	70%

For fiscal 2023, the corporate performance goals which are approved by the Compensation Committee and related to the achievement of selected key performance indicators and operational budget performance. For Mr. Tripp and Mr. Starrett, bonus targets were set and weighted on consolidated net sales (25%), operating income (25%), operating cash flow (50%). Only the consolidated net sales target was achieved at 99%, resulting in a partial payout for that target only. As a result, Mr. Starrett earned 18.4% of his base salary and Mr. Tripp earned 12.8% of his base salary. For Mr. Leme, the targets were set and weighted upon North American Industrial net sales (25%), operating income (25%) and operating cash flow (50%). North American Industrial achieved 101% of its net sales target and 98% of its operating cash flow target, but no payout for operating income, resulting in a 34.5% of base bonus payment for Mr. Leme.
Long Term Equity Incentives
The Board of Directors adopted the Company’s 2021 Long-Term Incentive Plan, which was approved by the stockholders at the October 13, 2021 annual meeting and under which equity-based and cash-based awards may be granted to employees, directors, consultants and advisors of the Company.
The Board of Directors approved the following grants of performance-based restricted stock units to our NEOs for fiscal 2023 on September 7, 2022: 13,293 performance-based restricted stock units were granted to Mr. Starrett; 5,316 performance-based restricted stock units were granted to Mr. Leme, and 7,977 performance-based restricted stock units were granted to Mr. Tripp. As the Company did not achieve all of its fiscal 2023 operating profit targets, the fiscal 2023 awards granted on September 7, 2022 were not earned.
In addition, the following restricted stock unit awards were granted to our NEO's on September 7, 2022: 13,293 restricted stock units were granted to Mr. Starrett; 5,316 restricted stock units were granted to Mr. Leme, and 7,977 restricted stock units were granted to Mr. Tripp. The restricted stock unit awards, vest over three years in equal annual installments commencing on the first anniversary of the grant date.

There are also other opportunities for our employees, including our NEOs, to invest in Company stock through the 401(k) Plan, the Company’s 1952 Employees’ Stock Purchase Plan and the 2022 Employees' Stock Purchase Plan.
Other Compensation
The Company strives to maintain a reasonable relationship between executive pay and average non-executive employee pay. The Company does not provide its executives with perks such as club memberships or access to company-paid professional services that are not uniformly available to non-executive officer employees of the Company.
Outstanding Equity Awards as of Fiscal-Year End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of June 30, 2023 :

Name	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Performance- Based Vested Stock That Have Not Vested ($)(b)
Douglas A. Starrett	28,960	$302,632
John C. Tripp	17,310	$180,890
Emerson Leme	12,649	$132,182

(a) Represents that portion of time-based restricted stock units that have not yet vested. For Mr. Starrett, the number of reported units includes (i) 8,334 RSUs, which is 33% of the 25,000 RSUs awarded for fiscal 2021 all of which vested on September 2, 2023, (ii) 7,333 RSUs which is 67% of the 11,000 RSUs awarded for fiscal 2022 [3,667 of which will vest each of October 13, 2023, and October 13, 2024], and (iii) 13,293 RSUs awarded for fiscal 2023 [4,431 of which will vest on September 7, 2023, and 4,431 of which will vest on September 7, 2024 and September 7, 2025]. For Mr. Tripp, the number of reported units includes (i) 5,000 RSUs, which is 33% of the 15,000 RSUs awarded for fiscal 2021, [all of which will vest on September 2, 2023], (ii) 4,333 RSUs, which is 67% of the 6,500 RSUs awarded for fiscal 2022 [2,166 of which will vest on October 13,2023, and October 13, 2024], and (iii) 7,977 RSUs awarded for fiscal 2023 [2,659 of which will vest on September 7, 2023, September 7, 2024, and September 7, 2025]. For Mr. Leme, the number of reported units includes (i) 4,000 RSUs, which is 33% of the 12,000 RSUs awarded for fiscal 2021, [all of which vested on September 2, 2023], (ii) 3,333 RSUs, which is 67% of the 5,000 RSUs awarded for fiscal 2022 [1,666 will vest on October 13,2023, and on October 13, 2024], and 5,316 RSUs awarded for fiscal 2023 [1,772 of which vested on September 7, 2023, and 1,772 will vest on September 7, 2024, and September 7, 2025.]
(b) Based on the closing price of a share of common stock as of June 30, 2023 at $10.45/share
Retirement Benefits
The Compensation Committee and Company management believe that it is important to provide retirement benefits to employees who reach retirement age. Company retirement benefits consist of the following:
•The 401(k) Plan. The Company’s 401(k) Plan (the "401 (k) Plan") is a defined contribution plan intended to be qualified under the Internal Revenue Code. Our NEOs are eligible to participate in the 401(k) Plan on the same terms as our other employees. The Company enhanced the employer contribution to the 401(k) Plan effective January 1, 2017 in conjunction with freezing the Retirement Plan, effective December 31, 2016. The enhancement increased the Company’s total contribution across all eligible participants by approximately $1.0 million annually.
•The Retirement Plan. The Company’s Retirement Plan is a defined benefit pension plan intended to be qualified under the Internal Revenue Code. Participants in this plan are generally eligible to retire with a full pension benefit at age 65. Mr. Starrett participates in the Retirement Plan on the same basis as our other employees with similar years of service at the Company. The Company froze the Retirement Plan effective December 31, 2016. Consequently, the Retirement Plan is closed to new participants and current participants no longer earn additional benefits.

•The ESOPs. The Company’s 1984 Employee Stock Ownership Plan (the “1984 ESOP”) and the 2013 Employee Stock Ownership Plan (the “2013 ESOP” and collectively with the 1984 ESOP, the “ESOPs”) are employee stock ownership plans intended to be qualified under the Internal Revenue Code. An employee’s vested balance, if any, under the ESOPs will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. Our NEOs, except for Mr. Tripp, participate in the ESOPs on the same terms as our other employees with similar years of service at the Company.
•The Supplemental Executive Retirement Plan (the “SERP”). Mr. Starrett participates in the SERP. The SERP provides supplemental retirement benefits out of the general assets of the Company that are otherwise denied to participants due to legislation limiting the amount of compensation that may be taken into account in computing the benefit payable under the Company’s Retirement Plan.
Hedging Policy
We do not have a hedging policy at this time.
Pension Benefits
The Company’s Retirement Plan covers all eligible employees who have at least one year of service and have attained age 21. An “eligible employee” is an employee of the Company (or an affiliate of the Company that participates in the Retirement Plan) other than a union employee, leased employee, independent contractor, or, except as determined by the Company, a nonresident alien. Benefits under the Retirement Plan are determined by reducing a formula amount calculated under the Retirement Plan by 90% of the annuity value of the employee’s vested account balance, if any, under the 1984 ESOP. See “Employee Stock Ownership and 401(k) Savings Plans” below. At no time will the benefit of any participant under the Retirement Plan be less than such participant’s benefits, if any, under the Retirement Plan before establishment of the 1984 ESOP. The formula amount calculated under the Retirement Plan is based on the sum of 1.25% of the employee’s average base salary up to the employee’s Social Security covered compensation plus 1.70% of the employee’s average base salary over covered compensation, times the number of years of credited service up to but not exceeding 35 years. An employee’s average base salary is his or her average base salary for the five consecutive highest paid of his last ten years of employment.
Pursuant to provisions of the Internal Revenue Code of 1986, as amended, in general, annual compensation that may be taken into account in computing a participant’s benefit under the Retirement Plan is limited (to $330,000 for 2023) and annual annuity benefits may not exceed a specified dollar limit ($265,000 for 2023). The Company has established the Supplemental Executive Retirement Plan (“SERP”) to provide on an unfunded basis out of the general assets of the Company benefits earned under the Retirement Plan formula that are in excess of Internal Revenue Code limits.
The Company froze the pension plan as of December 31, 2016 and no additional benefits accrued after that date.
Employee Stock Ownership and 401(k) Savings Plans
The Company also maintains the 1984 ESOP, established in 1984, the 401(k) Plan, established in 1986, and the 2013 ESOP, established in fiscal 2013. All plans are designed to supplement retirement benefits provided under the Company’s Retirement Plan and to enable employees to share in the growth of the Company.
The 1984 ESOP covers eligible domestic employees who have at least one year of service and have attained age 21. However, as of June 30, 1994, all of the shares of Common Stock in the 1984 ESOP were allocated to participant accounts, and future 1984 ESOP contributions by the Company (if any) are discretionary. Employees who retire, die, or otherwise terminate employment will be entitled to receive their vested account balance, if any, under the 1984 ESOP, which will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. An amount equal to 90% of an employee’s 1984 ESOP account balance, if any, expressed in annuity form, will be used to offset the employee’s benefit under the Retirement Plan. See “Pension Benefits” above.
The 2013 ESOP covers eligible domestic employees who have at least one year of service and have attained age 21. The 2013 ESOP plan year ends on June 30. The plan is funded exclusively by Company contributions, and employees will neither be required nor permitted to make contributions to the plan. Each year, the Company will determine the extent of its contribution to the plan. For fiscal 2013, the Company made a contribution to the plan totaling $773,000, equal to 2% of each eligible participant’s annual compensation. Participants will become vested in the plan over a six-year period at 20% per year beginning in the second year. In fiscal 2014, the Company amended the 2013 ESOP to provide that participants will become vested over a five-year period at 20% per year beginning in the first year, rather than the second year. There were no contributions to the 2013 ESOP in fiscal years 2022 and 2023.
The 401(k) Plan is a savings and salary deferral plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. To be a participant in the 401(k) Plan (a “Participant”), an eligible employee must have completed six months of service and be at least 18 years old. Participants may authorize deferral of a percentage of their compensation through payroll deductions, subject to any limitations imposed by the 401(k) Plan administrator, which the Company will contribute to a trust fund established for the 401(k) Plan (the “401(k) Trust”).
The prior Company contribution to the 401(k) Plan for the benefit of each Participant was a matching contribution equal to one-third of the first 5% of the participant’s compensation (as determined under the 401(k) Plan) that the Participant contributes as a salary deferral for each month.
In conjunction with freezing the Retirement Plan on December 31, 2016, the Company amended the 401(k) Plan to adopt a safe harbor plan formula with an enhanced matching contribution. Effective January 1, 2017, the Company makes a non-elective employer contribution equal to 3% of compensation (determined under the 401(k) Plan) plus a matching contribution equal to 50% of the first 2% of compensation deferred by the employee.
Under current vesting rules, matching contributions vest after three years of service (as determined under the 401(k) Plan) and salary deferral contributions and non-elective employer contributions vest immediately. Participants may, among other investment choices, invest their contributions and matching contributions in the Company stock fund.
Assets of the 401(k) Plan, including Company stock, are held in trust. Company stock is held in a unitized fund that includes both Company stock and cash. Counsel Trust Company is the trustee of the 401(k) Trust.
A participant’s accounts may be invested (along with any earnings) as the Participant directs in one or more of the investments made available by the Plan administrator, including the Company stock fund. Withdrawals from the 401(k) Savings Plan may only be made upon termination of employment, attainment of age 59 1/2 or in connection with certain provisions of the Plan that permit hardship withdrawals. The 401(k) Savings Plan also permits loans to participants.
For fiscal 2023 and 2022, Company safe harbor and matching contributions for all executive officers of the Company as a group were $42,663 and $29,953, respectively, and for all employees of the Company as a group were $1,015,077 and $792,144, respectively.
Potential Payments upon Termination or Change in Control
The Company entered into Change in Control Agreements (“CIC Agreements”) with Douglas A. Starrett on January 16, 2009, and with John C. Tripp, and Emerson Leme on January 1, 2020. The agreements for Mr. Tripp and Mr. Leme were subsequently amended and restated on November 3, 2022 and September 13, 2023. Under the CIC Agreements, Messrs. Starrett, Tripp, and Leme are entitled to certain payments in connection with a “change in control” (as defined in the CIC Agreements) of the Company. Among other triggering events set forth in the definition, a change in control of the Company will occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities or more than 50% of the total fair market value of the Company. The material terms of the CIC Agreements are summarized below.
CIC Agreement with Douglas A. Starrett
Under Mr. Starrett’s CIC Agreement, Mr. Starrett is entitled to certain payments and benefits if there is a change in control of the Company. In the event of a change in control of the Company (and notwithstanding any change in employment with the Company), Mr. Starrett is entitled to:
1A lump sum payment of three times his annual base salary immediately prior to the change in control plus three times the average of his annual bonus for the past three years. As of the date of this Proxy Statement, this amount is estimated to be approximately $1,747,251.

2Full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer) and full acceleration of his restricted stock units. Mr. Starrett had 28,960 restricted stock units remaining unvested on June 30, 2022 and no unvested stock options. The value of full acceleration as of June 30, 2023 for the restricted stock units would be $302,632.
3Continued coverage under existing medical, dental, and prescription drug plans for Mr. Starrett and his family for 36 months following the change in control. In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 36-month period. This is estimated to be approximately $70,000.
4Continued coverage under a director and officer liability policy.
5A “gross up payment” for excise and related taxes in the event that payments or distributions to him under the CIC Agreement would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code.
6In the event that he is terminated for any reason within 36 months of a change in control, a lump sum payment equal to the value of any additional benefits that would have accrued to him under the Company's retirement plan from the date of his termination if he had remained employed with the Company for 36 months following the change in control. No estimate of this payment is available at this time.
7The Company's covenant to continue in effect all retirement plans in which he is a participant immediately prior to the change in control. No estimate of this payment is available at this time.
CIC Agreement with John C. Tripp
Under his CIC Agreement, Mr. Tripp is entitled to certain payments and benefits if (1) there is a change in control of the Company and (2) his employment is terminated by the Company without cause (as defined in the CIC Agreement) or by Mr. Tripp for good reason (as defined in the CIC Agreement) in each case, within twenty-four (24) months following the change in control. In the event of such a termination of employment, Mr Tripp is entitled to:

1A lump sum payment equal to two times his annual base salary immediately prior to the termination of employment plus two times his annual target bonus. As of the date of this Proxy Statement, this amount is estimated to be approximately For Mr. Tripp, this equates to $1,105,500.
2Continued coverage under existing medical, dental, and prescription drug plans for him and his family for 24 months following the Termination of employment. In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 24-month period. This equates to approximately $46,000.
Further, in the event of a change in control of the Company (and notwithstanding any change in employment with the Company), Mr. Tripp is entitled to:
3Continued coverage under a director and officer liability policy.
4Full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer) and full acceleration of his restricted stock units and other unvested incentive equity, with any incentive equity awards subject to performance-based vesting conditions becoming vested at maximum performance levels. [Mr. Tripp had 17,310 restricted stock units remaining unvested on June 30, 2023 and no unvested stock options. The value of full acceleration as of June 30, 2023 for the restricted stock units would be $180,890.]
5The Company's covenant to continue in effect all retirement plans in which he is a participant immediately prior to a change in control. No estimate of the value of this benefit is available at this time.
CIC Agreement with Emerson Leme

Under his CIC Agreement, Mr. Leme is entitled to certain payments and benefits if (1) there is a change in control of the Company and (2) his employment is terminated by the Company without cause (as defined in the CIC Agreement) or by Mr. Leme for good reason (as defined in the CIC Agreement), in each case, within twenty-four (24) months following the change in control. In the event of such a termination of employment Mr.Leme is entitled to:

1A lump sum payment equal to 1.5 times his annual base salary immediately prior to the termination of employment plus 1.5 times his target annual bonus. As of the date of this Proxy Statement, this amount is estimated to be approximately $624,000.
2Continued coverage under existing medical, dental, and prescription drug plans for him and his family for 18 months following termination of employment. In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 18-month period. This equates to approximately $34,500.
Further, in the event of a change in control of the Company (and notwithstanding any change in employment with the Company), Mr. Leme is entitled to:
3Continued coverage under a director and officer liability policy.
4Full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer) and full acceleration of his restricted stock units and other unvested incentive equity, with any incentive equity awards subject to performance-based vesting conditions becoming vested at maximum performance levels. [Mr. Leme had 12,649 restricted stock units remaining unvested on June 30, 2023 and no unvested stock options. The value of full acceleration as of June 30, 2023 for the restricted stock units would be $132,182.]
5The Company's covenant to continue in effect all retirement plans in which he is a participant immediately prior to a change in control. No estimate of the value of this benefit is available at this time.
Summary of Director Compensation
Our non-management directors in fiscal 2023 received:
•Annual cash retainer fees for service on the bard and, if applicable, as chairperson of a board committee.
•Reimbursement for Company-related out-of-pocket expenses, including travel expenses.
DIRECTOR COMPENSATION FOR FISCAL 2023
The table below summarizes the compensation earned by our directors/and or paid by the Company to our directors for fiscal 2023. Mr. Starrett's compensation for fiscal 2023 is included with that of our other NEOs above.

Name	Fees Earned or Paid in Cash (Meeting Fees and Retainers) ($)(a)	Stock Awards ($)(b)	Total ($)
Thomas J. Riordan	$58,750	$38,564	$97,314
Charles J. Alpuche	$33,750	$38,564	$72,314
Christopher C. Gahagan	$55,000	$38,564	$93,564
Scott Sproule	$60,000	$38,564	$98,564
Deborah Gordon	$45,000	$38,564	$83,564

(a) Amounts reported in this column represent cash retainer fees paid for services as a director during the fiscal year ended June 30, 2023. For fiscal 2023, each of the Company’s non-management directors was paid an annual cast retainer fee of $45,000 (increased from $40,000 in fiscal 2022). Each non-management director who serves as a committee chairperson receives an additional amount for his or her service as a chairperson. In addition to his retention fees, Mr. Riordan received $7,750 for serving as corporate governance and nominating committee chair, and $6,000 for serving as Lead Director. Mr. Sproule received an additional $15,000 as audit committee chair (increased from $10,000 for fiscal 2022), and Mr. Gahagan received an additional $10,000 as chair of the compensation committee (increased from $7,750 for fiscal 2022).

(b) Amounts reported in this column represent the grant date fair value of restricted stock units granted in fiscal 2023, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was calculated by multiplying the number of restricted stock units subject to the award by the closing price of a share of common stock on the grant date (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with FASB ASC Topic 718. Mr. Gahagan, Mr. Riordan, Mr. Sproule, and Ms. Gordon each held 8,817 unvested restricted stock units as of June 30, 2023, and Mr. Alpuche held 4,304 unvested restricted stock units on the same date.

(c) Mr. Alpuche was appointed to the Board of Directors on July 20, 2022.

On September 7, 2022, each of Mr. Riordan, Mr. Alpuche, Mr. Gahagan, Mr. Sproule and Ms. Gordon was granted 4,304 restricted stock units, which vest over three years in equal annual vesting.
Employees’ Stock Purchase Plans
The 2022 Employees’ Stock Purchase Plan (the “2022 Plan”), which was approved by the stockholders on October 19, 2022, provides eligible employees with the opportunity to acquire an interest in the future of the Company by purchasing its Common Stock at an option price. The options may cover shares of Class A or Class B Stock as the Company shall determine. The principal difference between the Class A Stock and the Class B Stock is their respective voting rights. Class B Stock is otherwise identical to the Class A Stock except (i) that it is generally non-transferable except to lineal descendants, (ii) cannot receive more dividends per share than the Class A Stock and (iii) can be converted to Class A Stock at any time. Under the 2022 Plan, the option price to purchase shares of the Company’s Common Stock is the lower of 85% of the market price on the date of grant or 85% of the market price on the date of exercise (two years from the date of grant).

Pay Versus Performance Disclosure

In accordance with the rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation actually paid as calculated under SEC rules for our principal executive officer (“PEO”) and Non-PEO NEOs and Company financial performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Douglas A. Starrett[1] ($)	Compensation Actually Paid to Douglas A. Starrett[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment Based on:[4]	Net Income ($ Thousands)
					TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2023	682,740	845,695	426,599	513,089	111.88	23,088
2022	737,383	646,197	407,382	359,692	75.16	14,878

1. Douglas A. Starrett was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2023	2022
John C. Tripp	John C. Tripp
Emerson T. Leme	Emerson T. Leme

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Douglas A. Starrett ($)	Exclusion of Stock Awards for Douglas A. Starrett ($)	Inclusion of Equity Values for Douglas A. Starrett ($)	Compensation Actually Paid to Douglas A. Starrett ($)
2023	682,740	(119,105)	282,060	845,695
2022	737,383	(124,850)	33,664	646,197

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	426,599	(59,553)	146,043	513,089
2022	407,382	(65,263)	17,573	359,692

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Douglas A. Starrett ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Douglas A. Starrett ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Douglas A. Starrett ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Douglas A. Starrett ($)	Total - Inclusion of Equity Values for Douglas A. Starrett ($)
2023	138,912	53,738	89,410	-	282,060
2022	77,220	(67,668)	24,112	-	33,664

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	69,456	28,582	48,005	-	146,043
2022	40,365	(41,180)	18,388	-	17,573

4. This column assumes $100 was invested in the Company for the period starting June 30, 2021, through the end of the listed fiscal year. Historical stock performance is not necessarily indicative of future stock performance.

5The amounts reported in this column represent net income of the Company reported in our Annual Report on Form 10-K for the applicable fiscal year.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the two most recently completed fiscal years.

I.Security Ownership of Certain Owners and Management
1.Security Ownership of Management
The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company’s Common Stock as of August 25, 2023 by the directors, the named executive officers and all directors and executive officers as a group.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership [1]	Percent of Class
Douglas A. Starrett	Class A	157,992	2.3%
	Class B	59,754	10.8%

Thomas J. Riordan	Class A	78,380	1.1%
	Class B	—

Scott W. Sproule	Class A	14,744	0.2%
	Class B	—	*

Christopher C. Gahagan	Class A	24,744	0.4%
	Class B	—	*

Deborah R. Gordon	Class A	14,744	0.2%
	Class B	—	*

Charles J. Alpuche	Class A	4,304	0.1%
	Class B	—	*

John C. Tripp	Class A	38,477	0.6%
	Class B	—	*

Emerson T. Leme	Class A	37,651	0.5%
	Class B	—	*

Christian Arnsten	Class A	37,132	0.5%
	Class B	—	*

David T. Allen	Class A	53,871	0.8%
	Class B	—	*

All current directors and executive officers (total 9 persons)	Class A	462,039	6.7%
	Class B	59,754	10.8%
_____________
*    Less than one percent (1%)

Security Ownership of Certain Beneficial Owners
The following table and accompanying footnotes set forth the persons or groups known by the Company to be beneficial owners of more than 5% of the Company’s Common Stock as of August 25, 2023.

Name and Address of Beneficial Owners	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
GAMCO Investors, Inc [1]	Class A	472,267	6.9%
Gabelli Funds, LLC	Class A	362,550	5.3%
Tenton Advisors, Inc	Class A	57,000	0.8%
One Corporate Center
Rye, NY 10580-1434

Renaissance Technologies LLC[2]	Class A	358,173	5.2%
800 Third Ave.
New York, NY 10022

Morgan Stanley[3]	Class A	361,272	5.3%
1585 Broadway
New York, NY 10036

Dimensional Place[4]	Class A	346,687	5.0%
6300 Bee Cave Road
Building One
Austin, TX 78746

Steel Partners Holdings, LP5	Class A	276,844	4.0%
590 Madison Avenue, 32nd Floor
New York, NY 10022

Mid-Atlantic Trust Company	Class A	162,357	2.4%
The Times Building
336 Fourth Avenue, Suite 5 Pittsburgh, PA 15222	Class B	13,700	2.5%

Phillip J. Cote, Douglas A. Starrett and John C. Tripp, as	Class A	214,037	3.1%
Trustees under The L.S. Starrett	Class B	54,873	9.9%
Company’s Employees Stock Ownership Plan[6] c/o The L.S. Starrett Company 121 Crescent Street Athol, MA 01331
___

1Share information is based upon information set forth in the Schedule 13 D/A filed by GAMCO Investors, Inc.dated May 5, 2020, and includes shares owned by GAMCO Asset Management Inc., Gabelli Funds, LLC and Tenton Advisors, Inc.
2Share information is based upon information set forth in the Amendment on Schedule 13G filed by Renaissance Technologies LLC with the SEC on February 13, 2023.
3Share information is based upon information set forth in the Amendment on Schedule 13G filed by Morgan Stanley with the SEC on February 11, 2022.
4Share information based on information set forth in the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 8, 2022.
5Share information is based upon information set forth in the Schedule 13F submitted by Steel Partners Holdings L.P.filed with the SEC on May 10, 2023.
6Phillip J. Cote, Douglas A. Starrett and John C. Tripp in their capacity as Trustees under the ESOPs (the “ESOPs Trustees”) hold the shares with sole dispositive power subject to the terms of the ESOPs. The ESOPs Trustees disclaim beneficial ownership of the ESOPs shares except with respect to their own vested shares in the ESOPs.

II. RELATIONSHIP WITH INDEPENDENT AUDITORS
During the fiscal year ended June 30, 2023, Grant Thornton LLP was engaged to perform the annual audit. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.
The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2024 and intends to submit such recommendation to the Company’s stockholders for ratification (but not for approval) at the Annual Meeting.

III. GENERAL
1.Solicitation and Voting
In case any person or persons named herein for election as a director should not be available for election at the Annual Meeting, proxies in the enclosed form (in the absence of express contrary instructions) may be voted for a substitute or substitutes as well as for other persons named herein.
As of the date of this Proxy Statement, management knows of no business that will be presented to the Annual Meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last meeting of stockholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes.
As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies in the attached form that do not contain specific instructions to the contrary will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.
The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company’s officers and employees personally or by telephone, facsimile, courier or e-mail. The Company will, on request, reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. A proxy that is executed but that does not specify a vote for, against or an abstention will be voted in accordance with the recommendation of the Board of Directors contained herein.
Consistent with Massachusetts law and under the Company’s By-laws, a majority of the shares entitled to be cast on a particular matter, present at the meeting, or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or at the Annual Meeting will be counted by persons appointed by the Company to act as election tellers for the Annual Meeting. For Proposal No. 1, the two nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. For Proposal No. 2, advisory vote on the compensation of named executive officers for fiscal 2023, because this proposal calls for a non-binding advisory vote, there is no “required vote” that would constitute approval. However, the Board of Directors and the Compensation Committee will take into account the results of the vote when determining future executive compensation arrangements. For Proposal No. 3, the advisory vote on the frequency of future advisory votes on the compensation of named executive officers, because this proposal also calls for a non-binding advisory vote, there is no “required vote” that would constitute approval. This proposal provides for a choice among three frequency periods (one, two, or three years) for future say-on-pay advisory votes. Although the vote on the frequency of say-on-pay votes is not binding on the Board of Directors, the Board of Directors will take into account the result of the vote when determining the frequency of future say-on-pay votes. Proposal No. 4, the ratification of Grant Thornton LLP as the Company’s independent auditor, requires the affirmative vote of a majority of the votes properly cast. However, a vote in favor or against the ratification of Grant Thornton LLP as the Company’s independent auditor is not binding on the Board of Directors.
Abstentions and broker non-votes are counted as present or represented for purposes of determining a quorum for the Annual Meeting. A broker non-vote is a proxy from a brokerage firm or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the brokerage firm or other nominee does not have discretionary voting power. Shares held by a brokerage firm or other nominee that are not voted on any matter at the meeting are not included in determining whether a quorum is present.
Under the NYSE rules, we believe that the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2023 is considered a “routine” matter, which means that brokerage firms or other nominees may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. However, we believe that the election of directors, the advisory vote on the compensation of named executive officers for fiscal 2023, and advisory vote on the frequency of future advisory votes on the compensation of named executive officers are “non-routine” matters under the NYSE rules, which means brokerage firms or other nominees that have not received voting instructions from their clients on these matters may not vote on these proposals.
With respect to Proposal No. 1, the election of directors, only “for” and “withhold” votes may be cast. Votes that are withheld will have the same effect as an abstention and will not count as a vote for or against a director because directors are elected by plurality voting. Broker non-votes, if any, will have no effect on the outcome of this proposal. With respect to Proposal No. 2, the advisory vote on the compensation of named executive officers, only “for,” “against” and “abstain” votes may be cast. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal No. 2. With respect to Proposal No. 3, the advisory vote on the frequency of future advisory votes on the compensation of named executive officers for fiscal 2023, only “1 year,” “2 years” "3 years" and “abstain” votes may be cast. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal No. 3. With respect to the outcome of Proposal No. 4, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2023, only “for,” “against” and “abstain” votes may be cast. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal No. 4. As noted above, we believe Proposal No. 4 is a routine matter. Accordingly, brokerage firms and other nominees generally have discretionary authority to vote on Proposal No. 4; thus, we do not expect any broker non-votes on Proposal No. 4.
If you were a registered stockholder as of August 25, 2023, the record date for our Annual Meeting, you are invited to attend the Annual Meeting.

2.Communication with the Board of Directors
Stockholders and other interested parties can communicate directly with the Board by writing to: Board of Directors, c/o Clerk, The L.S. Starrett Company, 121 Crescent Street, Athol, Massachusetts 01331. The Company will forward such communications to the Board at, or prior to, the next meeting of the Board.
Stockholders and other interested parties wishing to communicate only with the Company’s independent directors (i.e., non-management directors) can address their communications to “Independent Directors, c/o Corporate Governance and Nominating Committee” at the same address as above. These communications will be handled by the Corporate Governance and Nominating Committee and forwarded to the independent directors at or prior to the next meeting of the independent directors. The Board or the independent directors will determine, in such group’s sole discretion, the method by which any such communications will be reviewed and considered.
Communications to the Board (including to the independent directors) should not exceed 200 words in length, excluding the information required to accompany the communication. All such communications must be accompanied by the following information: (i) a statement of the type and amount of the securities of the Company that the person holds and (ii) the address, telephone number and e-mail address, if any, of the person submitting the communication. Interested parties that do not hold any securities of the Company may omit the information required by item (i) above in communications with the Board.
3.Corporate Governance
The Company’s Corporate Governance Policy, and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers and employees of the Company, including executive officers, as well as any waivers under the Ethics Policy granted to directors and executive officers, are available on the Company’s web site at www.starrett.com. The Company’s website is included in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement. Stockholders may also obtain free of charge printed copies of these policies as well as the committee charters for the Company’s Board of Directors by writing to the Clerk of the Company at the Company’s headquarters.
4.Submission of Stockholder Proposals
In order to be included in the Company’s proxy materials for presentation at the 2023 annual meeting of stockholders, a stockholder proposal pursuant to Rule 14a-8 as promulgated under the Exchange Act must be received by the Company not less than 120 days prior to September 29, 2023 and must comply with the requirements of Rule 14a-8. Such proposals should be sent to the Board of Directors, c/o Clerk, at 121 Crescent Street, Athol, Massachusetts 01331.
Under the Company’s By-laws, stockholders who wish to make a proposal at the 2024 annual meeting of stockholders, other than a stockholder proposal submitted pursuant to Rule 14a-8 as promulgated under the Exchange Act, must notify the Company not less than 120 days nor more than 150 days prior to the meeting; provided that in the event that less than 130 days’ notice or prior public disclosure of the date of meeting is given or made to stockholders, the notice must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure is made. If a stockholder who wishes to present a proposal fails to notify the Company in accordance with the procedure set forth in the Company’s By-laws, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s By-laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice in accordance with Rule 14a-19 that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and otherwise comply with the requirements of Rule 14a-19(b).
5.Additional Information
The Company makes available through its web site, www.starrett.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act.
IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED ENVELOPE ADDRESSED TO COMPUTERSHARE, INC., THE COMPANY’S TRANSFER AGENT, OR TO VOTE BY TELEPHONE OR OVER THE INTERNET AS PROVIDED ON THE ENCLOSED INSTRUCTIONS. Stockholders who execute proxies, but attend the Annual Meeting in person, may withdraw their proxies and vote directly if they prefer. The Company’s transfer agent will assist the Company in tabulating the stockholder vote.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The election of two directors is proposed by the Board of Directors, each to hold office for a term of three years and until his successor is chosen and qualified. The Company's Board of Directors proposes for election: Thomas J. Riordan and Christopher C. Gahagan. Both nominees are current members of the Company's Board of Directors.
In accordance with the Board of Directors’ recommendation, the proxy holders will vote the shares of the Company's Common Stock covered by the respective proxies for the election of each of the two director nominees, unless the stockholder gives instructions to the contrary. Proxies at the Annual Meeting may not be voted for more than two nominees. If, for any reason, any of the director nominees become unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board of Directors. Each of the director nominees has indicated that he will be able to serve if elected and has agreed to do so.
For details regarding qualifications, experience and specific skills of each of our director nominees, please see “I. Election of Directors” included elsewhere in this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINATED DIRECTORS.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS FOR FISCAL 2023

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company stockholders are entitled to cast an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote is an advisory vote only and is not binding on the Company or the Board of Directors.

The Executive and Director Compensation disclosure included in this Proxy Statement describes our executive compensation program and the compensation of our named executive officers for fiscal 2023.

As described in more detail in the Executive and Director Compensation disclosure, our total compensation approach is intended to recruit, retain and reward qualified executive talent in order to build long-term stockholder value and a sustainable business for the benefit of all stakeholders.

The Board of Directors recommends that stockholders vote to approve, on an advisory basis, this proposal. We believe that the compensation of the Company’s named executive officers is reasonable, competitive and focused on pay for performance principles. Please refer to Executive and Director Compensation disclosure for a full description of our executive compensation practices and programs.

The Board of Directors is asking stockholders to cast a non-binding, advisory vote indicating their approval of the compensation of the Company’s named executive officers for fiscal 2023 by voting FOR the following resolution:

RESOLVED, that the stockholders of The L. S. Starrett Company APPROVE, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for fiscal 2023 as disclosed in the Company’s proxy statement for the Company’s 2023 Annual Meeting of Stockholders.

Because this proposal asks for a non-binding, advisory vote, this proposal is not binding upon the Company or the Board of Directors. However, the Board of Directors values the opinions expressed by the Company’s stockholders in this advisory vote, and the Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS FOR FISCAL 2023.

PROPOSAL NO. 3

NON-BINDERING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company is asking stockholders to vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. This non-binding, advisory vote must be submitted to stockholders at least once every six years.

You have four choices for voting on the following resolution. You can choose whether future advisory votes on named executive officer compensation should be conducted every “ONE YEAR,” “TWO YEARS” or “THREE YEARS.” You may also “ABSTAIN” from voting. Our Board of Directors recommends that the advisory vote on the compensation of the Company’s named executive officers occur once every three years give the Company’s stockholders the opportunity to more fully assess the success or failure of the Company’s long-term compensation strategies and to provide sufficient time for the Compensation Committee to review and respond to stockholders’ views on executive compensation and to implement changes, if necessary, to our executive compensation program.

The Board of Directors is asking stockholders to cast a non-binding vote on the following advisory resolution:

RESOLVED, that the stockholders of The L.S. Starrett Company indicate, by their non-binding, advisory vote on this resolution that future advisory votes on named executive officer compensation should occur every one year, every two years or every three years.

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. Because this proposal asks for a non-binding, advisory vote, this proposal is not binding upon the Company or the Board of Directors. However, the Board of Directors values the opinions expressed by the Company’s stockholders in this advisory vote and will review and consider the outcome of the vote determining how frequently to hold future named executive officer compensation advisory votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF THREE YEARS FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2024
The Audit Committee of the Board of Directors has appointed Grant Thornton LLP to serve as the Company’s independent registered public accountants for fiscal year 2024. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee’s appointment. The Company expects representatives of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of Grant Thornton LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Grant Thornton LLP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 2024.

The L. S. Starrett Company

VOTE

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Annual Meeting Proxy Card Class A

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — MANAGEMENT RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, "THREE YEARS" ON PROPOSAL 3; AND "FOR" PROPOSAL 4.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Thomas J. Riordan	☐	☐	02 - Christopher C. Gahagan	☐	☐

	3 Years	2 Years	1 Year	Abstain
3. Advisory vote on the frequency of future votes relating to executive compensation.	☐	☐	☐	☐

IF YOU OWN BOTH CLASS A AND CLASS B STOCK YOU WILL RECEIVE MULTIPLE PROXY CARDS. PLEASE VOTE BOTH.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03V86C

The L. S. Starrett Company VOTE

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Votes submitted electronically must be received by November 7, 2023 at 11:59 p.m., Eastern Time.

Stockholder Annual Meeting Notice Class A

Important Notice Regarding the Availability of Proxy Materials for The L.S. Starrett Company Annual Meeting of Stockholders to be Held on November 8, 2023.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/SCX

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/SCX**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before October 27, 2023 to facilitate timely delivery.

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Stockholder Annual Meeting Notice Class A

The L.S. Starrett Company Annual Meeting of Stockholders will be held on November 8, 2023, at 8:00 a.m. Eastern Time at 121 Crescent Street, Athol, MA 01331

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

MANAGEMENT RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1; "FOR" PROPOSAL 2; "THREE YEARS" ON PROPOSAL 3; AND "FOR" PROPOSAL 4.

1. Election of Directors:
   01 - Thomas J. Riordan
   02 - Christopher C. Gahagan
2. Advisory vote on executive compensation.
3. Advisory vote on the frequency of future votes relating to executive compensation.
4. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2024.

IF YOU OWN BOTH CLASS A AND CLASS B STOCK YOU WILL RECEIVE MULTIPLE NOTICE CARDS. PLEASE VOTE BOTH.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/SCX**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials The L.S. Starrett Company" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by October 27, 2023.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
You can view the Annual Report and Proxy Statement on the internet at:
www.envisionreports.com/SCX

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SCX

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy Card Class A — THE L. S. STARRETT COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE L.S. STARRETT COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 8, 2023

Douglas A. Starrett, John C. Tripp and Phillip J. Cote, and each of them, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The L. S. Starrett Company to be held on November 8, 2023 at 8:00 a.m. Eastern Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR items 2 and 4, and 3 YEARS on item 3.

Participants in the 1984 Employee Stock Ownership Plan or the 2013 Employee Stock Ownership Plan

The undersigned hereby (i) constitutes and appoints, and (ii) where this proxy solicitation relates to shares allocated to the undersigned under the 1984 Employee Stock Ownership Plan or the 2013 Employee Stock Ownership Plan (together with the 1984 Employee Stock Ownership Plan, the "Employee Stock Ownership Plans"), instructs Douglas A. Starrett, John C. Tripp and Phillip J. Cote, and each of them, as trustees under the Employee Stock Ownership Plans, to constitute and appoint, and (iii) where this proxy solicitation relates to shares allocated to the undersigned with respect to his or her interest in the Common Stock fund (also known as the Starrett Stock Fund) under the 401(k) Savings Plan, instructs Mid Atlantic Trust Company as trustee under the 401(k) Savings Plan to constitute and appoint, Douglas A. Starrett and John C. Tripp, and each of them, as attorneys and proxies, with full power of substitution, to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of The L. S. Starrett Company (the "Company") to be held on November 8, 2023 at 8:00 a.m. Eastern Time, and any adjournment thereof, upon and in respect of all of the shares of the Class A Common Stock of the Company as to which the undersigned may be entitled to vote or act, or as to which the undersigned may be entitled to provide instructions under the Employee Stock Ownership Plans or the 401(k) Savings Plan, with all the powers the undersigned would possess if personally present, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in the Proxy. The undersigned hereby revokes any proxy previously granted to vote the same shares of stock for said meeting. Shares of stock allocable to the Employee Stock Ownership Plans for which no directions have been received will be voted in proportion to those allocated shares for which directions have been received.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

The L. S. Starrett Company

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by November 7, 2023 at 11:59 p.m., Eastern Time.

Online
Go to **www.envisionreports.com/SCX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SCX

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card Class B

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — MANAGEMENT RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEE IN PROPOSAL 1, "FOR" PROPOSAL 2, "THREE YEARS" ON PROPOSAL 3; AND "FOR" PROPOSAL 4.

1. Election of Directors:

	For	Withhold
01 - Christopher C. Gahagan	☐	☐

	3 Years	2 Years	1 Year	Abstain
3. Advisory vote on the frequency of future votes relating to executive compensation.	☐	☐	☐	☐

IF YOU OWN BOTH CLASS A AND CLASS B STOCK YOU WILL RECEIVE MULTIPLE PROXY CARDS. PLEASE VOTE BOTH.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03V89C

The L. S. Starrett Company

VOTE

Online

Go to **www.envisionreports.com/SCX** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by November 7, 2023 at 11:59 p.m., Eastern Time.

Stockholder Annual Meeting Notice Class B

Important Notice Regarding the Availability of Proxy Materials for The L.S. Starrett Company Annual Meeting of Stockholders to be Held on November 8, 2023.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/SCX

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/SCX**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before October 27, 2023 to facilitate timely delivery.

2 N O T

03V8BC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
You can view the Annual Report and Proxy Statement on the internet at:
www.envisionreports.com/SCX

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SCX

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy Card Class B — THE L. S. STARRETT COMPANY

+

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE L.S. STARRETT COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 8, 2023

Douglas A. Starrett, John C. Tripp and Phillip J. Cote, and each of them, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The L. S. Starrett Company to be held on November 8, 2023 at 8:00 a.m. Eastern Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR items 2 and 4, and 3 YEARS on item 3.

Participants in the 1984 Employee Stock Ownership Plan or the 2013 Employee Stock Ownership Plan

The undersigned hereby (i) constitutes and appoints, and (ii) where this proxy solicitation relates to shares allocated to the undersigned under the 1984 Employee Stock Ownership Plan or the 2013 Employee Stock Ownership Plan (together with the 1984 Employee Stock Ownership Plan, the "Employee Stock Ownership Plans"), instructs Douglas A. Starrett, John C. Tripp and Phillip J. Cote, and each of them, as trustees under the Employee Stock Ownership Plans, to constitute and appoint, and (iii) where this proxy solicitation relates to shares allocated to the undersigned with respect to his or her interest in the Common Stock fund (also known as the Starrett Stock Fund) under the 401(k) Savings Plan, instructs Mid Atlantic Trust Company as trustee under the 401(k) Savings Plan to constitute and appoint, Douglas A. Starrett and John C. Tripp, and each of them, as attorneys and proxies, with full power of substitution, to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of The L. S. Starrett Company (the "Company") to be held on November 8, 2023 at 8:00 a.m. Eastern Time, and any adjournment thereof, upon and in respect of all of the shares of the Class B Common Stock of the Company as to which the undersigned may be entitled to vote or act, or as to which the undersigned may be entitled to provide instructions under the Employee Stock Ownership Plans or the 401(k) Savings Plan, with all the powers the undersigned would possess if personally present, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in the Proxy. The undersigned hereby revokes any proxy previously granted to vote the same shares of stock for said meeting. Shares of stock allocable to the Employee Stock Ownership Plans for which no directions have been received will be voted in proportion to those allocated shares for which directions have been received.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

+

Stockholder Annual Meeting Notice Class B

The L.S. Starrett Company Annual Meeting of Stockholders will be held on November 8, 2023, at 8:00 a.m. Eastern Time at 121 Crescent Street, Athol, MA 01331

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

MANAGEMENT RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1; "FOR" PROPOSAL 2; "THREE YEARS" ON PROPOSAL 3; AND "FOR" PROPOSAL 4.

1. Election of Directors:
   01 - Christopher C. Gahagan
2. Advisory vote on executive compensation.
3. Advisory vote on the frequency of future votes relating to executive compensation.
4. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2024.

IF YOU OWN BOTH CLASS A AND CLASS B STOCK YOU WILL RECEIVE MULTIPLE NOTICE CARDS. PLEASE VOTE BOTH.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/SCX**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials The L.S. Starrett Company" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by October 27, 2023.